Exhibit (i)(2)





                                HALE AND DORR LLP

                               Counsellors at Law

                  60 State Street, Boston, Massachusetts 02109
                         617-526-6000 o fax 617-526-5000



                                                          April  26, 1999



Securities and Exchange Commission
450 Fifth Street
Washington, D.C.  20549

         Re: Post-Effective Amendment No. 4 to the Registration Statement of Catholic Values Investment Trust (Trust) File Nos. 333-17161; 811-07951 (PEA no. 4)

Gentlemen:

     Hale and Dorr LLP hereby consents to the incorporation by reference into PEA no. 4 of its opinion, dated April 7, 1998, filed with the Securities and Exchange Commission on April 30, 1998, as exhibit No. 10 to post-effective amendment no. 3.

         The consent may not be used for any purpose other than as set forth above without our further consent.


                                                  Very truly yours,

                                                  /s/Hale and Dorr LLP

                                                   Hale and Dorr LLP